SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2003

NATIONAL FUEL GAS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
(State or other jurisdiction incorporation)	(Commission File Number)	(IRS Employer or Identification No.)

10 Lafayette Square, Buffalo, New York	14203
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (716) 857-7000

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit 99(a) -	Press Release issued July 29, 2003 regarding sale of Canadian properties
Exhibit 99(b) -	Press Release issued July 30, 2003 regarding earnings for the quarter ended June 30, 2003

ITEM 12.     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

          This Current Report on Form 8-K and the press releases incorporated by reference herein are furnished by National Fuel Gas Company (the “Company”) pursuant to Item 12 of Form 8-K.

          On July 29, 2003, the Company issued a press release regarding the sale of certain of its Canadian properties. Included in this press release is certain information regarding the quarter ended June 30, 2003. A copy of this press release is hereby incorporated by reference and furnished as part of this Current Report as Exhibit 99(a).

          On July 30, 2003, the Company issued a press release regarding its earnings for the quarter ended June 30, 2003. A copy of this press release is hereby incorporated by reference and furnished as part of this Current Report as Exhibit 99(b).

          Neither the furnishing of the press releases as exhibits to this Current Report nor the inclusion in such press releases of a reference to the Company’s internet address shall, under any circumstances, be deemed to incorporate the information available at such internet address into this Current Report. The information available at the Company’s internet address is not part of this Current Report or any other report filed or furnished by the Company with the Securities and Exchange Commission.

         In addition to financial measures calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), the press releases contain non-GAAP financial measures that exclude certain profit and loss items described in the press releases. The Company believes that such non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company’s operating results in a manner that is focused on the performance of the Company’s ongoing operations. The Company’s management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes.

*       Certain statements contained herein or incorporated by reference from the press release, including statements regarding earnings projections and statements designated with an asterisk ("*"), are "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. There is no assurance that the Company’s projections will in fact be achieved nor do these projections reflect any acquisitions or divestitures that may occur during fiscal 2004. While the Company’s expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis, actual results may differ materially from those in the forward-looking statement. Furthermore, each forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update the statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in economic conditions, including economic disruptions caused by terrorist activities or acts of war; changes in demographic patterns or weather conditions; changes in the availability and/or price of natural gas and oil; inability to obtain new customers or retain existing ones; significant changes in competitive factors affecting the Company; governmental/regulatory actions, initiatives and proceedings, including those affecting acquisitions, financings, allowed rates of return, industry and rate structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs; the nature and projected profitability of pending and potential projects and other investments; occurrences affecting the Company’s ability to obtain funds from operations, debt or equity to finance needed capital expenditures and other investments; uncertainty of oil and gas reserve estimates; ability to successfully identify and finance oil and gas property acquisitions and ability to operate and integrate existing and any subsequently acquired business or properties; ability to successfully identify, drill for and produce economically viable natural gas and oil reserves; significant changes from expectations in the Company’s actual production levels for natural gas or oil; changes in the availability and/or price of derivative financial instruments; changes in the price of natural gas or oil and the effect of such changes on the accounting treatment or valuation of financial instruments or the Company’s natural gas and oil reserves; inability of the various counterparties to meet their obligations with respect to the Company’s financial instruments; regarding foreign operations, changes in trade and monetary policies inflation and exchange rates, taxes, operating conditions, laws and regulations related to foreign operations, and political and governmental changes; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship with its employees and contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; changes in laws and regulations to which the Company is subject, including tax, environmental, safety and employment laws and regulations; or the cost and effects of legal and administrative claims against the Company. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL FUEL GAS COMPANY

By: /s/ James R. Peterson
James R. Peterson
Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

99(a)	Press Release issued July 29, 2003 regarding sale of Canadian properties
99(b)	Press Release issued July 30, 2003 regarding earnings for the quarter ended June 30, 2003